SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): June 21, 1996
                                                 ----------------------------

                            SFX BROADCASTING, INC.
- -----------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



          Delaware                    0-22486                      13-3649750
(State or Other Jurisdiction   (Commission File No.)    (IRS Employer Identification No.)
      of Incorporation)

150 East 58th Street, 19th Floor, New York, New York                  10155
- -----------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (212) 407-9191
                                                   --------------------------

                                      N/A
- -----------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Resignation of President and Chief Executive Officer

         SFX Broadcasting, Inc. (the "Company") entered into an Amended and Restated Agreement dated June 19, 1996 (the "Amended Hicks Agreement") with R. Steven Hicks, the President, Chief Executive Officer and Chief Operating Officer and a Director of the Company, pursuant to which, among other things, Mr. Hicks resigned as an officer and a director of the Company and the Company repurchased all of Mr. Hicks' securities of the Company. In addition, Mr. Hicks agreed not to compete for the period of approximately one year with the Company or Multi-Market Radio, Inc., a Delaware corporation ("MMR") with which the Company has entered into a previously disclosed agreement and plan of merger, in any market in which the Company or MMR currently owns and operates, provides programming to or sells advertising on behalf of any radio stations and up to eight additional markets in which the Company or MMR has entered into agreements to purchase radio stations on or before the merger. Pursuant to the Amended Hicks Agreement, the Company paid Mr. Hicks an aggregate amount of $18.7 million and agreed to forgive on June 19, 1999 a $2.0 million loan to Mr. Hicks, plus accrued and unpaid interest of $0.3 million, if Mr. Hicks has complied with certain provisions of the agreement. The foregoing summary of the Amended Hicks Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Amended Hicks Agreement, a copy of which is being filed with the Commission as an exhibit to this report.

Appointment of Officers

         Upon the resignation of Mr. Hicks, Robert F.X. Sillerman reassumed the position of the sole Chief Executive Officer of the Company and D. Geoffrey Armstrong, the Chief Financial Officer of the Company, was appointed the Chief Operating Officer. In addition, the Company entered into an agreement effective as of June 24, 1996 with Thomas P. Benson pursuant to which Mr. Benson was appointed the Vice President of Financial Affairs. Pursuant to the agreement the Company agreed to appoint Mr. Benson as the Chief Financial Officer upon the resignation by Mr. Armstrong as the Chief Financial Officer. The Company anticipates that Mr. Armstrong will resign as the Chief Financial Officer of the Company upon the consummation of the merger with MMR. The agreement with Mr. Benson has a three-year term and provides that Mr. Benson shall devote substantially all of his business time to the affairs of the Company. Upon the execution of the agreement, Mr. Benson received a $25,000 bonus and during the term of the agreement, he will receive a base salary of $150,000 per year to be increased annually by five percent. In addition, Mr. Benson is entitled to receive an annual incentive bonus in an amount equal to at least $25,000 and options to purchase a minimum of 3,000 shares of Class A Common Stock of the Company per year.

         Prior to joining the Company, Thomas P. Benson was the Vice President
- - External and International Reporting for American Express Travel Related Services Company from September 1995 to June 1996. Prior to September 1995, Mr. Benson was a Senior Manager in Ernst & Young's Information, Communications and Entertainment Group. Mr. Benson holds a Bachelor in Science degree from the State University of New York at Binghamton and a Masters of Business Administration degree from Columbia Business School. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Unaudited Pro Forma Condensed Combined Financial Statements of the Company

         Set forth below are Unaudited Pro Forma Condensed Combined Financial Statements of the Company revised to give effect to (i) the Amended Hicks Agreement, (ii) exercise on May 31, 1996 of the overallotment option granted by the Company to the initial purchasers in connection with the sale of the Company's 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 and (iii) the Company's repurchase on May 31, 1996 of $79,406,000 of its 11 3/4% Senior Subordinated Notes due 2000 of which $594,000 in aggregate liquidation value remain outstanding.

         The Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 1996 is presented as if the Company had completed (i) the acquisition of Liberty Broadcasting, Incorporated (the "Liberty Acquisition"), the acquisition of substantially all of the assets of Prism Radio Partners L.P. (the "Prism Acquisition"), the acquisition by merger of MMR (the "MMR Merger") after giving effect to (a) the acquisition by MMR of radio stations WKSS-FM and of WMYB-FM (the "MMR Myrtle Beach Acquisition") and (b) the disposition by MMR of radio stations KOLL-

FM, WRXR-FM and WKBG-FM (the "MMR Disposition"), the acquisitions by the Company, pursuant to four separate agreements, of all of the assets of ten radio stations in five markets (collectively, the "Additional Acquisitions") and the exchange of the Company's radio stations KRLD-AM and the Company's Texas State Networks for radio station KKRW-FM of CBS, Inc. (the "Houston Exchange")(the Liberty Acquisition, the Prism Acquisition, the MMR Merger, the Additional Acquisitions and the Houston Exchange are hereinafter collectively referred to as the "Acquisitions"), (ii) the sale of three of the stations to be acquired in the Liberty Acquisition (the "Washington Disposition"), the sale of three of the stations to be acquired in the Prism Acquisition (the "Louisville Disposition") and the sale of radio station KTCK-AM (the "Dallas Disposition") (the Washington Disposition, the Louisville Disposition and the Dallas Disposition are hereinafter collectively referred to as the "Dispositions"), (iii) the private placement by the Company of $450.0 million in aggregate principal amount of the 10 3/4 Senior Subordinated Notes due 2006 (the "Note Offering") and $149.5 million in aggregate amount of its 6 1/2% Series D Cumulative Convertible Preferred Stock due May 31, 2007 (the "Preferred Stock Offering," and together with the Note Offering, the "Financing"), (iv) the Company's purchase for cash (the "Tender Offer") of $79,406,000 of its 11 3/8 Senior Subordinated Notes due 2000, (v) the implementation of the Amended Hicks Agreement and the agreement with Mr. Armstrong dated as of April 15, 1996 (the "Armstrong Agreement"), (vi) the repayment of the credit agreement (the "Old Credit Agreement") and (vii) the implementation of the Termination Agreement between the Company and Sillerman Communications Management Corporation ("SCMC Termination Agreement") as of March 31, 1996. The Acquisitions, the Dispositions, the Financing, the Tender Offer, the Amended Hicks Agreement, the Armstrong Agreement, the Old Credit Agreement and the SCMC Termination Agreement are hereinafter collectively referred to as the "Transactions." No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Houston Exchange as it will be recorded at a carryover basis. The MMR Myrtle Beach Acquisition has not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as it would have no material impact.

         The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 and three months ended March 31, 1996 and 1995 are presented as if the Company had completed (i) the acquisition by the Company of radio station KYXY-FM (the "San Diego Acquisition"), the Company's acquisition of radio station KTCK-AM (the "Dallas Acquisition") and the Company's acquisition of radio stations WTDR-FM and WLYT-FM (the "Charlotte Acquisition")(the Dallas Acquisition, the San Diego Acquisition and the Charlotte Acquisition are hereinafter collectively referred to as the "Recent Acquisitions") and (ii) Transactions as of January 1, 1995. The MMR Myrtle Beach Acquisition has not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as it would not have a material impact.

         In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements contained in the Forms 8-K filed on May 9, 1996 and May 30, 1996. The pro forma information does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results if the aforementioned transactions are completed. The Company cannot predict whether the consummation of the Acquisitions or the Dispositions will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements.

         The Unaudited Pro Forma Statement of Operations data include adjustments to station operating expenses to reflect anticipated savings that management believes it will be able to achieve through the implementation of its strategy. There can be no assurance that the Company will be able to achieve such savings. Such data also assume that the proceeds of the Dispositions will be available to the Company to consummate the Acquisitions, although the Dispositions are expected to occur at a later date.

                            SFX BROADCASTING, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                MARCH 31, 1996
                                (in thousands)


                                                Liberty            Prism
                                  SFX         Acquisition       Acquisition
                             Broadcasting,     Including         Including                            Other
                                Inc. As        Washington        Louisville         Additional     Acquisitions/
                                Reported     Dispositions(1)   Dispositions(2)   Acquisitions(3)  Dispositions(4)   Financing(5)
                             -------------   ---------------   --------------    ---------------  ---------------   ------------
ASSETS
Current assets..........       $  22,750        $  14,851         $  7,230          $   5,817       $   10,575      $ 140,817 (a)
                                                                                                                      450,000 (b)
                                                                                                                      (18,000)(c)
                                                                                                                     (107,162)(d)


Property and equipment, net       18,157           14,365            7,797              8,524           (1,228)             -
Intangible assets, net..         154,256          108,799           14,281             27,080           (9,117)        18,000 (c)
                                                                                                                       (5,705)(d)


Other assets............           7,689                -                -                  -                -              -

                             -------------   ---------------   --------------    ---------------  ---------------   ------------
Total assets............       $ 202,852        $ 138,015         $ 29,308          $  41,421       $      230      $ 477,950
                             =============   ===============   ==============    ===============  ===============   ============

LIABILITIES AND STOCKHOLERS'S EQUITY
Current liabilities.....       $   9,549        $   7,460         $  5,404          $   2,846                -      $    (283)(d)


Other liabilities.......           2,092            1,101                -                  -                -              -
Long-term debt:

  New Credit Agreement..               -                -                -                  -                -              -
  Note Offering.........               -                -                -                  -                -        450,000 (b)
  Old Notes and Old Credit
    Agreement...........          98,500                -                -                  -                -        (97,906)(d)
  Acquired company debt.               -           70,140           13,319             11,570                -              -



Deferred taxes..........           7,415           10,318                -                783                -              -

Redeemable preferred stock
  Series B Notes........           1,806                -                -                  -                -              -
  Series C Preferred Stock         1,550                -                -                  -                -              -
  Series D Preferred Stock             -                -                -                  -                -        149,500 (a)

Stockholders' equity....          81,940           48,996           10,585             26,222              230        (14,678)(d)
                                                                                                                       (8,683)(a)




                             -------------   ---------------   --------------    ---------------  ---------------   ------------
Total liabilities and
 stockholders' equity...       $ 202,852        $ 138,015         $ 29,308          $  41,421       $      230      $ 477,950
                             =============   ===============   ==============    ===============  ===============   ============



                                                Pro Forma For
                                               the Transactions
                              Pro Forma         Other than the       MMR        Pro Forma For
                            Adjustments(6)        MMR Merger       Merger(7)   the Transactions
                            --------------     ----------------    ---------   ----------------
ASSETS
Current assets..........      $(23,500)(a)        $   132,794     $ (53,100)      $   79,694
                              (211,000)(b)
                               (85,750)(c)
                               (63,500)(d)
                                (8,334)(e)
                                (2,000)(g)
Property and equipment, net          -                 47,615         2,619           50,234
Intangible assets, net..       124,016 (b)            518,465       140,115          658,580
                                56,442 (c)
                                22,079 (d)
                                 8,334 (e)
Other assets............         3,415 (f)              8,854         1,926           10,780
                                (2,250)(a)
                            --------------     ----------------    ---------   ----------------
Total assets............     $(182,048)           $   707,728     $  91,560       $  799,288
                            ==============     ================    =========   ================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities.....     $  (5,404)(c)        $    16,726     $   3,127       $   19,853
                                (2,846)(d)

Other liabilities.......             _                  3,193         3,621            6,814
Long-term debt:

  New Credit Agreement..             -                      -             -                -
  Note Offering.........             -                450,000             -          450,000
  Old Notes and Old Credit
    Agreement...........             -                    594             -              594
  Acquired company debt.       (70,140)(b)                  -             -                -
                               (13,319)(c)
                               (11,570)(d)
                                32,152 (b)
Deferred taxes..........          (783)(d)             49,885        12,812           62,697

Redeemable preferred stock
  Series B Notes........             -                  1,806             -            1,806
  Series C Preferred Stock      (1,550)(g)                  -             -                -
  Series D Preferred Stock           -                149,500             -          149,500

Stockholders' equity....       (26,222)(d)             36,024        72,000          108,024
                               (48,996)(b)
                               (10,585)(c)
                               (25,750)(a)
                                 3,415 (f)
                                  (450)(g)
                            --------------     ----------------    ---------   ----------------
Total liabilities and
 stockholders' equity...     $(182,048)           $   707,728     $  91,560       $  799,288
                            ==============     ================    =========   ================

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1)   Liberty Acquisition

      Reflects the Liberty Acquisition for $236.0 million adjusted for the Washington Dispositions of $25.0 million. No gain or loss will be recognized in connection with the Washington Dispositions.


                                                                 Liberty as        Washington          Liberty
                                                                  Reported        Dispositions       as Adjusted
                                                                ------------     --------------     -------------
                                                                                 (in thousands)
ASSETS
Current assets..............................................      $   14,851        $       -         $   14,851
Property and equipment, net.................................          15,765           (1,400)            14,365
Intangible assets, net......................................         132,399          (23,600)           108,799
                                                                ------------     --------------     -------------
      Total assets..........................................      $  163,015        $ (25,000)        $  138,015
                                                                ============     ==============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.........................................      $    9,135        $  (1,675)        $    7,460
Other liabilities...........................................           1,101                -              1,101
Long-term debt..............................................          70,140                -             70,140
Deferred taxes..............................................          10,318                -             10,318
Stockholders' equity........................................          72,321          (23,325)        $   48,996
                                                                ------------     --------------     -------------
 Total liabilities and stockholders' equity.................      $  163,015        $ (25,000)        $  138,015
                                                                ============     ==============     =============


(2)   Prism Acquisition

      Reflects the Prism Acquisition for $105.25 million adjusted for the Louisville Dispositions of $19.5 million. No gain or loss will be recognized on the Louisville Dispositions.


                                                                  Prism as         Louisville           Prism
                                                                  Reported        Dispositions       as Adjusted
                                                                ------------     --------------     -------------
                                                                                 (in thousands)
ASSETS
Current assets..............................................      $   7,230         $      -           $   7,230
Property and equipment, net.................................          9,206           (1,409)              7,797
Intangible assets, net......................................         32,372          (18,091)             14,281
                                                                ------------     --------------     -------------
      Total assets..........................................      $  48,808         $(19,500)          $  29,308
                                                                ============     ==============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.........................................      $   5,404         $     __           $   5,404
Long-term debt..............................................         13,319               __              13,319
Stockholders' equity........................................         30,085           (19,500)            10,585
                                                                ------------     --------------     -------------
 Total liabilities and stockholders' equity.................      $  48,808         $ (19,500)         $  29,308
                                                                ============     ==============     =============

(3)   Additional Acquisitions

      Reflects the acquisition of radio stations (i) WRDU-FM, WTRG-FM, WMAG-FM, WMFR-AM, WTCK-AM and WHSL-FM from HMW Communications, Inc. (the "Raleigh-Greensboro Acquisitions") for a purchase price of approximately $43.0 million (the WTRG-FM/WRDU-FM stations in Raleigh, North Carolina purchase price of $32.0 million is based on a multiple of 11 times broadcast cash flow of $2.9 million), (ii) WROQ-FM from ABS Greenville Partners, L.P. (the "Greenville Acquisition") of approximately $14.0 million and (iii) WSTZ-FM and WZRX-AM from Lewis Broadcasting, Inc. and WJDX-FM from Spur Jackson, L.P. (the "Jackson Acquisitions") for a purchase price of $6.5 million. The aggregate purchase price is $63.5 million.


                                                                   Raleigh-                                     The Additional
                                                                  Greensboro      Greenville       Jackson       Acquisitions
                                                                 Acquisitions    Acquisition     Dispositions      Combined
                                                                --------------  -------------   -------------- ----------------
                                                                                         (in thousands)
ASSETS
Current assets...............................................     $   5,325       $    146         $    346       $    5,817
Property and equipment, net..................................         7,762            350              412            8,524
Intangible assets, net.......................................        21,694          1,607            3,779           27,080
                                                                --------------  -------------   -------------- ----------------
      Total assets...........................................     $  34,781      $   2,103         $  4,537       $   41,421
                                                                ==============  =============   ============== ================
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Current liabilities..........................................     $   2,278       $    506         $     62       $    2,846
Long-term debt...............................................            51         11,519                -           11,570
Deferred taxes...............................................           783              -                -              783
Stockholders' equity.........................................        31,669         (9,922)           4,475           26,222
                                                                --------------  -------------   -------------- ----------------
 Total liabilities and stockholders' equity..................     $  34,781       $  2,103         $  4,537       $   41,421
                                                                ==============  =============   ============== ================


(4)   Other Acquisitions and Dispositions

      To reflect the Dallas Disposition for $11.5 million which is net of payment anticipated to be made to the seller of the station to the Company. No adjustment has been made to the pro forma balance sheet for the Houston Exchange as it will be recorded at historical cost. See note 6(g) for the effect of the related redemption of the Company's Series C Preferred Stock.


                                                                          Sale Proceeds        KTCK-AM          Adjustment
                                                                         ---------------      ---------        ------------
                                                                                           (in thousands)
ASSETS
Current assets........................................................      $   11,500         $    925         $   10,575
Property and equipment, net...........................................               -            1,228             (1,228)
Intangible assets, net................................................               -            9,117             (9,117)
                                                                         ---------------      ---------        ------------
      Total assets....................................................      $   11,500         $ 11,270         $      230
                                                                         ===============      =========        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities...................................................      $       __         $     __         $       __
Long-term debt........................................................               -                -                  -
Stockholders' equity..................................................          11,500           11,270                230
                                                                         ---------------      ---------        ------------
 Total liabilities and stockholders' equity...........................      $   11,500         $ 11,270         $      230
                                                                         ===============      =========        ============

(5)   Financing

      (a) To reflect the Preferred Stock Offering for $149,500,000 and the costs related to its issuance of $8,683,000, a net of $140,817,000.

      (b) To reflect the $450,000,000 of gross proceeds from the Note Offering.

      (c) Represents financing costs related to the New Credit Agreement and the Note Offering comprised of estimated (i) fees relating to the Note Offering of $12,645,000, (ii) fees for the New Credit Agreement of $3,000,000 and (iii) other fees of $2,355,000.

      (d) To repurchase the Old Notes that were tendered for an aggregate price of $88,379,000 which includes their carrying cost of $79,406,000 and estimated costs related to the Tender Offer and the Consent Solicitation of $8,973,000. Also reflects the redemption of $18,500,000 of long-term debt plus accrued interest of $283,000 associated with the Old Credit Agreement which was used to finance the Company's Charlotte Acquisition in February, 1996. An extraordinary loss aggregating approximately $14,678,000 will be recognized at the time these transactions are consummated consisting of $8,973,000 in costs associated with the Tender Offer and the Consent Solicitation and $5,705,000 related to the write-off of deferred financing costs.

(6)   Pro Forma Adjustments

      (a) The Company has allocated approximately $23.5 million of the proceeds of the Financing to make payments to Mr. Hicks pursuant to the Amended Hicks Agreement and Mr. Armstrong pursuant to the Armstrong Agreement as follows: (i) $100,000 in consideration of Mr. Hicks' having agreed to terminate his employment arrangement with the Company on June 19, 1996, (ii) approximately $18.4 million to purchase 143,874 of the shares of Class B Common Stock and 26,318 shares of Class A Common Stock owned by Mr. Hicks plus his options or rights to acquire options to purchase an aggregate of 410,000 shares of Class A Common Stock, (iii) $100,000 in connection with the non-competition and non-solicitation provision in the Amended Hicks Agreement, (iv) approximately $300,000 in connection with Mr. Hicks' existing auto lease and premises leased by Capstar, Inc. and (v) $4.6 million to Mr. Armstrong in consideration of his waiver of the "Change of Control" provision in his employment agreement and to purchase his options or rights to acquire options to purchase 200,000 shares of Class A Common Stock. In addition, the Amended Hicks Agreement provides that the Company will forgive its loan to him in the approximate amount of $2,250,000, including accrued but unpaid interest, if he complies with defined elements of the agreement over the next 3 years.

                  In connection with the Amended Hicks Agreement and the Armstrong Agreement, the Company will record a nonrecurring charge to earnings of approximately $19,350,000 in the second quarter of 1996.

      (b) To reflect the Liberty Acquisition for $236,000,000 net of proceeds to be received from the Washington Dispositions of $25,000,000, the recording of the related excess of the purchase price paid over the net book value of the assets carried on the adjusted balance sheet of $124,016,000 and deferred taxes of $32,152,000 and the adjustments to remove the long-term debt of $70,140,000 which is not being assumed, and the stockholders' equity of $48,996,000 of the Liberty Acquisition.

      (c) To reflect the Prism Acquisition for $105,250,000, net of proceeds to be received from the Louisville Dispositions of $19,500,000, the recording of the related excess of the purchase price paid over the net book value of the assets carried on the balance sheet of $56,442,000 and the adjustments to remove the current liabilities of $5,404,000, long-term debt of $13,319,000 and stockholders' equity of $10,585,000 of Prism.

      (d) To reflect the $63,500,000 aggregate purchase price to be paid for the Additional Acquisitions, the recording of the related excess of the purchase price paid over the net book value of the assets carried on the balance sheets of $22,079,000 and the adjustments to remove current liabilities of $2,846,000, long-term debt of $11,570,000, deferred taxes of $783,000 and stockholders' equity of $26,222,000 of the Additional Acquisitions.

      (e) To reflect acquisition costs related to the Liberty, the Prism Acquisition and the Additional Acquisitions.




      (f) To reflect the SCMC Termination Agreement under which warrants to purchase up to 600,000 shares of Class A Common Stock at $33 3/4 per share (fair value of approximately $9,000,000) will be granted to SCMC and a $2,000,000 loan plus accrued interest of $171,000 made by the Company to SCMC will be forgiven. One half of the value of the warrant and loan forgiveness of $11,171,000 will be charged to earnings during the three month period ended June 30, 1996, and upon completion of the MMR Merger, the remainder will be allocated to the Triathlon agreement and amortized over the ten year life of the agreement. The net effect of these transactions on stockholders' equity is an increase of $3,415,000.

      (g) In connection with the Dallas Disposition, the Company will redeem its Series C Preferred Stock for $2.0 million, which will result in a corresponding charge of $450,000 to the gain or loss on the Dallas Disposition.

(7)   MMR Merger


                                                                            Multi-Market Radio, Inc.
                                                ---------------------------------------------------------------------------------
                                                                     MMR           MMR Hartford      Pro Forma
                                                 As Reported    Dispositions(a)   Acquisition(b)    Adjustments      As Adjusted
                                                -------------  ----------------  ----------------  -------------    -------------
                                                                                  (in thousands)
ASSETS
Current assets.................................   $   7,868       $     5,835       $   1,030        $  (13,600)(b)   $  (53,100)
                                                                                                        (51,567)(c)
                                                                                                         (2,666)(d)
Property and equipment, net....................       3,649            (1,389)            359                 -            2,619
Intangible assets, net.........................      53,999            (9,717)          4,148            70,556 (e)      140,115
                                                                                       12,463             6,000 (c)           __
                                                                                                          2,666 (d)           __
Other assets ..................................       1,926                 -               -                 -            1,926
                                                -------------  ----------------  ----------------  -------------    -------------
      Total assets.............................   $  67,442       $    (5,271)      $  18,000        $   11,389       $   91,560
                                                =============  ================  ================  =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities............................   $   3,155       $       (28)      $      __        $       __       $    3,127
Other liabilities..............................       3,621                 -               -                 -            3,621
Debt, including current portion................      41,167                 -           4,400           (51,567)(c)            -
                                                                                                          6,000 (c)
Deferred taxes ................................       7,373                 -               -             5,439 (e)       12,812
Stockholders' equity...........................      12,126            (5,243)         13,600           (13,600)(b)       72,000
                                                                                                         65,117 (e)
                                                -------------  ----------------  ----------------  -------------    -------------
 Total liabilities and stockholders' equity....   $  67,442       $    (5,271)      $  18,000        $   11,389       $   91,560
                                                =============  ================  ================  =============    =============


(a) Represents the sale of WRSF-FM which occurred in March 1996 for $950,000 and the pending sales of KOLL-FM for $4,100,000 and WRXR-FM and WKBG-FM for $5,000,000. In the aggregate, a loss of approximately $1,471,000 will be recognized upon the sales, principally relating to WRXR-FM and WKBG-FM.

(b) To reflect the pending MMR Hartford Acquisition for $18,000,000, including the corresponding excess of purchase price paid, $12,463,000 over the net book value of assets acquired. It is assumed that $13,600,000 of the purchase price to be paid in the MMR Hartford Acquisition will be financed with the proceeds to be received by MMR upon exercise of the outstanding MMR Class A Warrants.

(c) Repayment of $41,167,000 of existing MMR indebtedness plus indebtedness to be incurred to finance the MMR Hartford Acquisition of $4,400,000 and approximately $6,000,000 related to prepayment premiums which will increase the purchase price of MMR.

(d) Includes acquisition costs associated with the MMR Merger of $1,666,000 and the $1,000,000 purchase price of the MMR Myrtle Beach Acquisition.

(e) To reflect the MMR Merger, assuming the Company's stock price is between $33.00 per share and $40.00 per share, at an estimated purchase price of $72,000,000 including the excess of the purchase price paid over the net book value of the assets acquired, including deferred taxes, of $70,556,000.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996
                   (in thousands, except per share amounts)



                                                         Liberty           Prism
                                                       Acquisition      Acquisition
                                          SFX           including        including
                                     Broadcasting,     Washington       Louisville       Additional     Other Acquisitions/
                                          Inc.       Dispositions(1)  Disposition(2)   Acquisitions(3)   Dispositions(4)
                                    --------------  ---------------- ---------------- ---------------- --------------------
Net Revenues..................        $  19,800         $  10,122        $   6,068       $    2,417        $   (2,020)

Station operating expenses....           14,056             7,985            5,370            1,730            (2,608)

Depreciation, amortization and
  acquisition related costs...            2,299 (**)        2,451              558              716               (93)






Corporate expenses............            1,210               605              373               63                30

Other.........................                -                 -                -                -                 -
                                    --------------  ---------------- ---------------- ---------------- --------------------
Operating Income..............            2,235              (919)            (233)             (92)              651
Interest expense, including
  amortization of deferred
  financing costs.............            3,384             1,940              357              242              (477)


Other expense (income)........             (164)                -                -             (280)              (31)
Income tax expense (benefit)..                -              (916)               -               93                 -
                                    --------------  ---------------- ---------------- ---------------- --------------------
Net income (loss).............             (985)           (1,943)            (590)            (147)            1,159
Preferred stock dividend
  requirement.................              136                 -                -                -                 -
                                    --------------  ---------------- ---------------- ---------------- --------------------
Net loss applicable to common
  shares......................        $  (1,121)        $  (1,943)       $    (590)      $     (147)       $    1,159
                                    ==============  ================ ================ ================ ====================
Net loss per common share.....        $   (0.15)
                                    ==============
Average common shares
  outstanding.................            7,458



                                                      Pro Forma For
                                                    the Transactions
                                                     other than the                    Pro Forma for
                                  Financing &          MMR Merger                     the Transactions
                                   Pro Forma         and the Recent        MMR         and the Recent
                                 Adjustments(5)       Acquisitions       Merger(6)      Acquisitions
                                ---------------   ------------------    ----------   -----------------
Net Revenues..................    $  2,645 (a)       $    39,032 (*)     $  5,080       $   44,112 (*)

Station operating expenses....        (632)(b)            25,901            2,902           28,803

Depreciation, amortization and
  acquisition related costs...         574 (c)             6,981              960            7,941
                                      (408)(c)
                                       353 (c)
                                       138 (c)
                                       201 (d)
                                        52 (e)
                                       140 (f)
Corporate expenses............         549 (g)             1,759               60            1,819
                                    (1,071)(g)
Other.........................           -                     -               65               65
                                ---------------   ------------------    ----------   -----------------
Operating Income..............       2,749                4,391             1,093            5,484
Interest expense, including
  amortization of deferred
  financing costs.............      12,094 (h)            12,561                -           12,561
                                    (5,429)(h)
                                       450 (h)
Other expense (income)........           -                  (475)               -            (475)
Income tax expense (benefit)..         823 (i)                 -                -               -
                                ---------------   ------------------    ----------   -----------------
Net income (loss).............      (5,189)               (7,695)           1,093          (6,602)
Preferred stock dividend
  requirement.................       2,429 (j)             2,565                -           2,565
                                ---------------   ------------------    ----------   -----------------
Net loss applicable to common
  shares......................    $ (7,618)          $   (10,260)        $  1,093       $  (9,167)
                                ===============   ==================    ==========   ==================
Net loss per common share.....                      $      (1.38)                     $     (0.97)
                                                  ==================                 ==================
Average common shares
  outstanding.................                             7,458                            9,459

- ------------

(*)     Includes $2,645,000 of fees from Triathlon; see Note 5(a).
(**)   Includes $277,000 of acquisition related costs.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1995
                   (in thousands, except per share amounts)


                                                        Liberty           Prism
                                                      Acquisition      Acquisition
                                         SFX           including        including
                                    Broadcasting,     Washington       Louisville        Additional     Other Acquisitions/
                                         Inc.       Dispositions(1)   Disposition(2)   Acquisitions(3)   Dispositions(4)
                                   --------------- ----------------  ---------------  ---------------- --------------------
Net Revenues..................       $  13,717       $   10,564         $   5,726       $    3,844        $    (1,440)

Station operating expenses....           9,676            8,587             5,557            3,250             (1,218)

Depreciation and amortization            1,697            1,780               511              580                  -







Corporate expenses............             807              654               420               45                 30


Other.........................               -                -                 -                -                (37)
                                   --------------- ----------------  ---------------  ---------------- --------------------
Operating Income..............           1,537             (457)             (762)             (31)              (215)

Interest expense, including
  amortization of deferred
  acquisition costs...........           2,432            1,405               427              191               (454)


Other expense (income)........               3               52                 -              (36)               (90)
Income tax expense
  (benefit)...................            (377)               6                 -              120                  -
                                   --------------- ----------------  ---------------  ---------------- --------------------
Net income (loss).............            (521)          (1,920)           (1,189)            (306)               329
Preferred stock dividend
  requirement.................              71                -                 -                -                  -
                                   --------------- ----------------  ---------------  ---------------- --------------------
Net loss applicable to
common shares.................       $    (592)      $   (1,920)        $  (1,189)      $     (306)       $       329
                                   =============== ================  ===============  ================ ====================
                                     $   (0.10)
                                   ===============
Net loss per common share.....
Average common shares
  outstanding.................         5,916


                                                   Pro Forma For
                                                  the Transactions
                                                   and the Recent                   Pro Forma for
                                  Financing &       Acquisitions                   the Transactions
                                   Pro Forma       other than the        MMR       and the Recent
                                 Adjustments(5)       MMR Merger       Merger(6)     Acquisitions
                                 --------------   -----------------   ----------   ----------------
Net Revenues..................    $  2,780 (a)      $  35,191 (*)     $   4,976      $   40,167 (*)

Station operating expenses....        (632)(b)         27,186             3,125          30,311
                                     1,966 (a)
Depreciation and amortization          574 (c)          7,093             1,095           8,188
                                      (408)(c)
                                       353 (c)
                                       138 (c)
                                       201 (d)
                                        52 (e)
                                       140 (f)
                                     1,475 (a)
Corporate expenses............         549 (g)          1,423                60           1,483
                                    (1,149)(g)
                                        67 (a)
Other.........................           -                (37)               80              43
                                 --------------   -----------------   ----------   ----------------
Operating Income..............        (546)              (474)              616             142

Interest expense, including
  amortization of deferred
  acquisition costs...........      12,094 (h)         12,561                 -          12,561
                                    (3,984)(h)
                                       450 (h)
Other expense (income)........           -                (71)                -             (71)
Income tax expense
  (benefit)...................         251 (i)              -                 -               -
                                 --------------   -----------------   ----------   ----------------
Net income (loss).............      (9,357)           (12,964)              616         (12,348)
Preferred stock dividend
  requirement.................       2,429              2,500                 -           2,500
                                 --------------   -----------------   ----------   ----------------
Net loss applicable to
common shares.................    $(11,786)         $ (15,464)        $     616      $  (14,848)
                                 ==============   =================   ==========   ================
                                                    $   (2.07)                       $    (1.57)
                                                  =================                ================
Net loss per common share.....
Average common shares
  outstanding.................                          7,458                            9,459

- ------------
(*)  Includes $625,000 of fees from Triathlon; see Note 5(a).

                             SFX BROADCASTING, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                    (in thousands, except per share amounts)


                                                         Liberty            Prism
                                                       Acquisition       Acquisition
                                          SFX           including         including
                                     Broadcasting,     Washington        Louisville       Additional     Other Acquisitions/
                                          Inc.       Dispositions(1)   Disposition(2)   Acquisitions(3)   Dispositions(4)
                                    --------------- ----------------  ---------------- ----------------  -------------------
Net Revenues..................         $   76,830      $    50,518      $     26,959      $    18,463        $   (9,967)

Station operating expenses....             51,039           32,781            22,411           15,570            (9,689)


Depreciation, amortization and
duopoly integration costs.....              9,137 (**)       9,092             2,232            2,947              (124)







Corporate expenses............              3,797            4,653             2,027              265               120



Other.........................              5,000                -                 -                -            (5,000)
                                    --------------- ----------------  ---------------- ----------------  -------------------
Operating Income..............              7,857            3,992               289             (319)            4,726

Interest expense, including
  amortization of deferred
  financing costs.............             12,903            7,275             1,565              948            (1,841)


Other expense (income)........               (650)               -              (200)            (201)             (498)

Income tax expense ...........                              (2,725)                -              562                 -
                                    --------------- ----------------  ---------------- ----------------  -------------------
Net income (loss).............             (4,396)            (558)           (1,076)          (1,628)            7,065
Preferred stock dividend
 requirement..................                291                -                 -                -                 -
                                    --------------- ----------------  ---------------- ----------------  -------------------
Net loss applicable to
common shares.................         $   (4,687)     $      (558)     $     (1,076)     $    (1,628)       $    7,065
                                    =============== ================  ================ ================  ===================
Net loss per common share.....         $    (0.71)
                                    ===============

Average common shares
  outstanding.................              6,596


                                                        Pro Forma For
                                                       the Transactions
                                                        other than the                    Pro Forma for
                                     Financing &          MMR Merger                     the Transactions
                                      Pro Forma         and the Recent         MMR        and the Recent
                                    Adjustments(5)       Acquisitions       Merger(6)      Acquisitions
                                   ---------------    -----------------    -----------  ------------------
Net Revenues..................      $   5,739 (a)       $   168,542 (*)     $  22,966     $   191,508 (*)

Station operating expenses....         (4,938)(b)           109,140            12,892         122,032
                                        1,966 (a)

Depreciation, amortization and
duopoly integration costs.....          2,297 (c)            28,957             4,261          33,218
                                       (1,632)(c)
                                        1,411 (c)
                                          552 (c)
                                          804 (d)
                                          208 (e)
                                          559 (f)
                                        1,474 (a)
Corporate expenses............          2,196 (g)             6,060               240           6,300
                                       (7,065)(g)
                                           67 (a)

Other.........................              -                     -               281             281
                                   ---------------    -----------------    -----------  ------------------
Operating Income..............          7,840                24,385             5,292          29,677

Interest expense, including
  amortization of deferred
  financing costs.............         48,375 (h)            50,243                 -          50,243
                                      (20,782)(h)
                                        1,800 (h)
Other expense (income)........              -                (1,549)                -          (1,549)

Income tax expense ...........          2,163 (i)                 -                 -               -
                                   ---------------    -----------------    -----------  ------------------
Net income (loss).............        (23,716)              (24,309)            5,292         (19,017)
Preferred stock dividend
 requirement..................          9,718 (j)            10,009                 -          10,009
                                   ---------------    -----------------    -----------  ------------------
Net loss applicable to
common shares.................      $ (33,434)          $   (34,318)        $   5,292     $   (29,026)
                                   ===============    =================    ===========  ==================
Net loss per common share.....                          $     (4.60)                      $     (3.07)
                                                      =================                 ==================
Average common shares
  outstanding.................                                7,458                             9,459

- ------------
(*)    Includes $3,584,000 of fees from Triathlon; see Note 5(a).
(**)   Includes $1,400,000 of duopoly integration costs.

                  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF OPERATIONS

(1)   Liberty Acquisition

      Reflects the net effect of the historical operations of the Liberty Stations adjusted for the Washington Dispositions.


                                                                                     Three Months Ended
                                                                                       March 31, 1996
                                                                      ------------------------------------------------
                                                                       Liberty As        Washington        Liberty As
                                                                        Reported        Dispositions        Adjusted
                                                                      ------------     --------------     ------------
                                                                                       (In Thousands)
Net revenues.....................................................      $   10,563        $    (441)         $  10,122
Station operating expenses.......................................           8,802             (817)             7,985
Depreciation & amortization......................................           2,839             (388)             2,451
Corporate expenses...............................................             649              (44)               605
                                                                      ------------     --------------     ------------
Operating income (loss)..........................................          (1,727)             808               (919)
Interest expense, net............................................           2,210             (270)             1,940
Income tax expense (benefit).....................................            (916)               -               (916)
                                                                      ------------     --------------     ------------
Net income (loss)................................................      $   (3,021)       $   1,078          $  (1,943)
                                                                      ============     ==============     ============



                                                                            Three Months Ended
                                                                              March 31, 1995
                                                    ------------------------------------------------------------------
                                                     Liberty As        Beck Ross         Washington        Liberty as
                                                      Reported        Acquisition       Dispositions        Adjusted
                                                    ------------     -------------     --------------     ------------
                                                                             (In Thousands)
Net revenues........................................   $  8,772        $    2,486        $    (694)         $  10,564
Station operating expenses..........................      7,513             2,121           (1,047)             8,587
Depreciation & amortization.........................      2,043                40             (303)             1,780
Corporate expenses..................................        654                 -                -                654
                                                    ------------     -------------     --------------     ------------
Operating income (loss).............................     (1,438)              325              656               (457)
Interest expense, net...............................      1,405                 -                -              1,405
Other expense.......................................          -                 -               52                 52
Income tax expense (benefit)........................          6                 -                -                  6
                                                    ------------     -------------     --------------     ------------
Net income (loss)...................................   $ (2,849)       $      325        $     604          $  (1,920)

                                                                        Year Ended December 31, 1995
                                                    ------------------------------------------------------------------
                                                     Liberty as         Beck Ross         Washington       Liberty as
                                                      Reported         Acquisition       Dispositions       Adjusted
                                                    ------------      -------------     --------------    ------------
                                                                              (In Thousands)
Net revenues........................................   $ 51,407        $    2,486        $  (3,375)         $  50,518
Station operating expenses..........................     34,725             2,121           (4,065)            32,781
Depreciation & amortization.........................     10,429                40           (1,377)             9,092
Corporate expenses..................................      4,653                 -                -              4,653
                                                    ------------      -------------     --------------    ------------
Operating income (loss).............................      1,600               325            2,067              3,992
Interest expense, net...............................      7,373                 -              (98)             7,275
Income tax expense..................................     (2,725)                -                -             (2,725)
                                                    ------------      -------------     --------------    ------------
Net income (loss)                                      $ (3,048)       $      325        $   2,165          $    (558)
                                                    ============      =============     ==============    ============

(2)   Prism Acquisition

      Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                                                                  Three Months Ended
                                                                                    March 31, 1996
                                                                    ----------------------------------------------
                                                                     Prism as         Louisville         Prism as
                                                                     Reported        Dispositions        Adjusted
                                                                    ----------      --------------      ----------
                                                                                    (in thousands)
Net revenues.................................................        $  7,051        $      (983)        $  6,068
Station operation expenses...................................           6,161               (791)           5,370
Depreciation and amortization................................             737               (179)             558
Corporate expenses...........................................             373                  -              373
                                                                    ----------      --------------      ----------
Operating income/(loss)......................................            (220)               (13)            (233)
Interest expense.............................................             357                  -              357
                                                                    ----------      --------------      ----------
Net loss.....................................................        $   (577)       $       (13)        $   (590)
                                                                    ==========      ==============      ==========

                                                                                  Three Months Ended
                                                                                    March 31, 1995
                                                                    ----------------------------------------------
                                                                     Prism as         Louisville         Prism as
                                                                     Reported        Dispositions        Adjusted
                                                                    ----------      --------------      ----------
                                                                                    (in thousands)
Net revenues.................................................        $  6,795        $    (1,069)        $  5,726
Station operation expenses...................................           6,669             (1,112)           5,557
Depreciation and amortization................................             673               (162)             511
Corporate expenses...........................................             420                  -              420
                                                                    ----------      --------------      ----------
Operating income/(loss)......................................            (967)               205             (762)
Interest expense.............................................             427                  -              427
                                                                    ----------      --------------      ----------
Net loss.....................................................        $ (1,394)       $       205         $ (1,189)
                                                                    ==========      ==============      ==========

                                                                             Year Ended December 31, 1995
                                                                    ----------------------------------------------
                                                                     Prism as         Louisville         Prism as
                                                                     Reported        Dispositions        Adjusted
                                                                    ----------      --------------      ----------
                                                                                    (in thousands)
Net revenues.................................................        $ 32,572         $   (5,613)        $ 26,959
Station operation expenses...................................          26,979             (4,568)          22,411
Depreciation and amortization................................           2,946               (714)           2,232
Corporate expenses...........................................           2,027                  -            2,027
                                                                    ----------      --------------      ----------
Operating income/(loss)......................................             620               (331)             289
Interest expense.............................................           1,565                  -            1,565
Other income/(loss)..........................................            (200)                 -             (200)
                                                                    ----------      --------------      ----------
Net loss.....................................................        $   (745)        $     (331)        $ (1,076)
                                                                    ==========      ==============      ==========

(3)   Additional Acquisitions

      Reflects the net effect of the combined historical operations of the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.


                                                                                Three Months Ended
                                                                                   March 31, 1996
                                                             ----------------------------------------------------------
                                                                Raleigh-                                   Additional
                                                               Greensboro    Greenville       Jackson     Acquisitions
                                                              Acquisitions   Acquisition    Acquisitions    Combined
                                                             -------------- -------------  -------------- -------------
                                                                                   (In Thousands)
Net revenues......................................            $      1,938   $       360    $       119    $     2,417
Station operating expenses........................                   1,374           250            106          1,730
Depreciation & amortization.......................                     584           123              9            716
Corporate expenses................................                       -            63              -             63
                                                             -------------- -------------  -------------- -------------
Operating income (loss)...........................                     (20)          (76)             4            (92)
Interest expense, net.............................                      58           184              -            242
Other expense (income)............................                    (280)            -              -           (280)
Income tax expense................................                      93             -              -             93
                                                             -------------- -------------  -------------- -------------
Net income (loss).................................            $        109   $      (260)   $         4    $      (147)
                                                             ============== =============  ============== =============


                                                                                Three Months Ended
                                                                                   March 31, 1995
                                                             ----------------------------------------------------------
                                                                Raleigh-                                   Additional
                                                               Greensboro    Greenville      Jackson      Acquisitions
                                                              Acquisitions   Acquisition   Acquisitions     Combined
                                                             -------------- ------------- -------------- --------------
                                                                                   (In Thousands)
Net revenues......................................             $    2,784    $       773    $      287    $    3,844
Station operating expenses........................                  2,330            635           285         3,250
Depreciation & amortization.......................                    426            127            27           580
Corporate expenses................................                      -             45             -            45
                                                             -------------- ------------- -------------- --------------
Operating income (loss)...........................                     28            (34)          (25)          (31)
Interest expense, net.............................                      2            189             -           191
Other expense (income)............................                    (36)             -             -           (36)
Income tax expense benefit........................                    120              -             -           120
                                                             -------------- ------------- -------------- --------------
Net income (loss).................................             $      (58)   $      (223)   $      (25)   $     (360)
                                                             ============== ============= ============== ==============


                                                                           Year Ended December 31, 1995
                                                             ----------------------------------------------------------
                                                                Raleigh-                                   Additional
                                                               Greensboro     Greenville      Jackson     Acquisitions
                                                              Acquisitions    Acquisition   Acquisitions    Combined
                                                             --------------  ------------- -------------- -------------
                                                                                   (In Thousands)
Net revenues......................................             $   12,688    $     4,074    $    1,701    $   18,463
Station operating expenses........................                 10,982          3,238         1,350        15,570
Depreciation & amortization.......................                  2,325            514           108         2,947
Corporate expenses................................                      -            195            70           265
                                                             --------------  ------------- -------------- -------------
Operating income (loss)...........................                   (619)           127           173          (319)
Interest expense, net.............................                    156            792             -           948
Other expense (income)............................                   (203)             2             -          (201)
Income tax expense................................                    562              -             -           562
                                                             --------------  ------------- -------------- -------------
Net income (loss).................................             $   (1,134)   $      (667)   $      173    $   (1,628)
                                                             ==============  ============= ============== =============

(4)   Other Acquisitions/Dispositions

      To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.


                                                                Three Months Ended March 31, 1996
                                            -----------------------------------------------------------------------
                                                      Dispositions             Acquisition   Adjustments(*)    Net
                                            --------------------------------- ------------- ---------------- -------
                                             KRLD-AM       TSN       KTCK-AM     KKRW-FM
                                            ---------     -----     --------- -------------
                                                                   (In Thousands)
Net revenues..........................      $ (2,109)    $ (515)    $ (1,022)  $  1,626        $      -     $(2,020)
Station operating expenses............        (1,991)      (532)      (1,241)     1,156               -      (2,608)
Depreciation and amortization.........          (341)       (63)         (93)       152             252         (93)
Corporate expenses....................             -          -            -         30               -          30
                                            ---------     -----     --------- ------------- ---------------- -------
Operating income (loss)...............           223         80          312        288            (252)        651
Interest expense......................          (369)      (106)          (2)         -               -        (477)
Other income                                       -          -                     (31)              -         (31)
                                            ---------     -----     --------- ------------- ---------------- -------
Net loss (income)                           $    592     $  186     $    314   $    319        $   (252)    $ 1,159


                                                                Three Months Ended March 31, 1995
                                            -----------------------------------------------------------------------
                                                      Dispositions              Acquisition  Adjustments(*)    Net
                                            --------------------------------- ------------- ---------------- -------
                                             KRLD-AM       TSN       KTCK-AM     KKRW-FM
                                            ---------     -----     --------- -------------
                                                                   (In Thousands)
Net revenues                                $ (1,758)    $ (684)    $   (426)  $  1,428        $      -     $(1,440)
Station operating expenses                    (1,805)      (541)        (295)     1,423               -      (1,218)
Depreciation and amortization                   (305)      (199)           -         84             420           0
Corporate expenses                                 -          -            -         30               -          30
Other income (expense)                             -          -          (37)         -               -         (37)
                                            ---------     -----     --------- ------------- ---------------- -------
Operating income (loss)                          352         56          (94)      (109)           (420)       (215)
Interest expense                                (359)       (95)           -          -               -        (454)
Other income                                       -          -          (50)       (40)              -         (90)
                                            ---------     -----     --------- ------------- ---------------- -------
Net loss (income)                           $    711     $  151     $    (44)  $    (69)       $   (420)    $   329
                                            =========     =====     ========= ============= ================ =======


                                                                Three Months Ended March 31, 1995
                                            -----------------------------------------------------------------------
                                                      Dispositions              Acquisition  Adjustments(*)    Net
                                            --------------------------------- ------------- ---------------- -------
                                             KRLD-AM       TSN       KTCK-AM     KKRW-FM
                                            ---------     -----     --------- -------------
                                                                   (In Thousands)
Net revenues                                $ (9,792)   $(3,196)    $ (4,096)  $  7,117        $       -    $(9,967)
Station operating expenses                    (8,881)    (2,261)      (3,714)     5,167                -     (9,689)
Depreciation and amortization                 (1,350)      (725)        (124)       371            1,704       (124)
Corporate expenses                                 -          -            -        120                -        120
Write-down of broadcast rights........        (5,000)         -            -          -                -     (5,000)
                                            ---------     -----     --------- ------------- ---------------- -------
Operating income (loss)                        5,439       (210)        (258)     1,459           (1,704)     4,726
Interest expense                              (1,433)      (403)          (5)         -                -     (1,841)
Other income                                       -          -         (323)      (175)               -       (498)
                                            ---------     -----     --------- ------------- ---------------- -------
Net loss                                    $  6,872    $   193      $    70   $  1,634        $  (1,704)   $ 7,065
                                            =========     =====     ========= ============= ================ =======

- --------------

(*)   To reflect historical depreciation of KRLD-AM and TSN and disposition of
KTCK-AM.

(5)       Financing and Pro Forma Adjustments

                  (a) Reflects the results of radio stations (located in San Diego, Charlotte and Dallas) acquired in the Recent Acquisitions during the year ended December 31, 1995 and fees of $3,584,000 and $2,645,000 incurred by Triathlon and payable to SCMC for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively of which $2,584,000 and $2,020,000, respectively, represent fees based upon acquisition and financing activities in the respective periods. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year commencing at such time as Triathlon spends an amount equal to the net proceeds of its last public offering, of which $625,000 is due in the first calendar quarter. For purposes of the pro forma statement of operations for the three months ended March 31, 1995, the fees relating to Triathlon of $625,000 noted above were assumed to be earned during the quarter ended March 31, 1995.

                  (b) Reflects anticipated cost savings expected to be realized following the Liberty Acquisition, the Prism Acquisition and the Additional Acquisitions, consisting principally of the elimination of certain duplicative technical, sales and general and administrative functions due to operating a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

                  In addition to the cost savings identified above which are reflected in the pro forma adjustments, the Company has identified certain additional expenses of approximately $936,000 which are not expected to recur or are expected to recur in reduced amounts. These expenses consist primarily of (i) non-recurring marketing costs of approximately $471,000 related to the Company's stations operating in San Diego, California; Charlotte, North Carolina and Greenville-Spartanburg, South Carolina, incurred by the prior owners of such stations, (ii) costs associated with barter arrangements of approximately $98,000 related to the Company's stations operating in Raleigh, North Carolina, (iii) costs of third party service providers of approximately $272,000 related to the Prism Stations, and (iv) employee relocation expenses of approximately $95,000 incurred by the prior owners of Prism.

                  While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, the Company's ability to achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond the Company's control. There can be no assurance that the Company will realize such cost savings.

                  The Company believes that if KYXY-FM and KMKX-FM, each operating in San Diego, California, had been owned and operated by the Company during all of fiscal 1995 and had such stations achieved the same audience share during fiscal 1995 as they had during the three months ended March 31, 1996, revenues would have been increased by approximately $1.8 million. There can be no assurance that the stations will continue to achieve the current audience share or that they will achieve the related revenue increases.

                  (c) Reflects increased amortization of intangible assets resulting from the purchase price allocation: Liberty ($574,000), ($574,000) and ($2,297,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively; Prism ($353,000), ($353,000) and ($1,411,000) for the three months ended
          March 31, 1996 and 1995 and year ended December 31, 1995, respectively; Additional Acquisitions ($138,000), ($138,000) and ($552,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively and an adjustment to decrease the amortization of intangible assets resulting from changes in the amortization period at Liberty ($408,000), ($408,000) and ($1,632,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

                  (d) Reflects $201,000, $201,000 and $804,000 in amortization of goodwill arising from the deferred tax recorded in connection with the Liberty Acquisition for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

                  (e) Amortization of $52,000, $52,000 and $208,000 for
          acquisition costs associated with the Acquisitions for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

                  (f) To reflect $140,000, $140,000 and $559,000 in
          amortization relating to the present value of the Triathlon consulting fees assigned to the Company under its agreement with SCMC for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

                  (g) To record incremental corporate overhead charges of $549,000, $549,000 and $2,196,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of the Company due to the Acquisitions and the elimination of $1,071,000, $1,149,000 and $7,065,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively of the corporate overhead of the sellers.

                  (h) To reflect interest expense of $12,094,000, $12,094,000 and $48,375,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, related to the $450,000,000 Note Offering at 10.75%, amortization of deferred financing costs of $450,000, $450,000 and $1,800,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, and the elimination of existing interest expense of $5,429,000, $3,984,000 and $20,782,000 related to the Company and the sellers for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

                  (i) Elimination of $823,000, $251,000 and $2,163,000 in tax
          benefits associated with the sellers for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

                  (j) To record the Series D Preferred Stock dividend at a rate of 6.5%.

(6)       MMR Merger

          Reflects the net effect of the historical operations of MMR as adjusted for acquisitions and dispositions.


                                                                         Multi-Market Radio, Inc.
                                                                    Three Months Ended March 31, 1996
                                                                             (In Thousands)
                                                                 MMR             MMR
                                                    As       Dispositions     Hartford       Pro Forma      Pro Forma
                                                 Reported        (a)         Acquisition    Adjustments    as Adjusted
                                                ----------  --------------  -------------  -------------  -------------
Net revenues......................               $  4,826    $   (589)         $   843     $     -          $    5,080
Station operating expenses........                  3,093        (638)             704        (257)  (b)         2,902
Depreciation & amortization.......                    423         (73)             122         441   (c)           960
                                                                                                47   (d)
Corporate expenses................                    622            -               -        (622)  (e)            60
                                                                                                60   (e)
Non-cash compensation charge......                     65            -               -           -                  65
                                                ----------  --------------  -------------  -------------  -------------
Operating income (loss)...........                    623          122              17         331               1,093
Interest expense, net.............                  1,339            -              98      (1,437)  (f)             -
Other expense (income)............                  2,042            -               -      (2,042)  (f)             -
Income tax expense................                      -            -               2          (2)  (f)             -
                                                ----------  --------------  -------------  -------------  -------------
Income (loss) before extraordinary item          $ (2,758)   $     122         $   (83)    $ 3,812          $    1,093
                                                ==========  ==============  =============  =============  =============




                                                                     Multi-Market Radio, Inc.
                                                                Three Months Ended March 31, 1995
                                                                          (In Thousands)
                                    ---------------------------------------------------------------------------------------
                                                                                    Southern
                                                                        MMR         Starr 1st
                                                       MMR            Hartford       Quarter    Pro Forma     Pro Forma as
                                     As Reported   Dispositions(a)   Acquisition       1995     Adjustments     Adjusted
                                    ------------- ----------------  -------------  ----------- ------------- --------------
Net revenues...................     $      1,796   $    (401)        $  889         $   2,692   $     -        $    4,976
Station operating expenses.....            1,255        (365)           629             1,863      (257)(b)         3,125
Depreciation & amortization....              299         (62)            43               327       441 (c)         1,095
                                                                                                     47 (d)
Corporate expenses.............              220           -              -                 -      (220)(e)            60
                                                                                                     60 (e)
Non-cash compensation charge...               80           -              -                 -         -                80
                                    ------------- ----------------  -------------  ----------- ------------- --------------
Operating income (loss)........              (58)         26            217               502       (71)              616
Interest expense, net..........              311           -            131                 -      (442)(f)             -
Other expense (income).........               (1)          -              -                 -         1 (f)             -
Income tax expense.............                6           -              -                 -        (6)(f)             -
                                    ------------- ----------------  -------------  ----------- ------------- --------------
Income (loss) before extraordinary
item...........................     $       (374)  $      26         $   86         $     502   $   376        $      616
                                    ============= ================  =============  =========== ============= ==============

                                                                   Year Ended December 31, 1995
                                                                     Multi-Market Radio, Inc.
                                                                          (in thousands)
                                   ---------------------------------------------------------------------------------------
                                                                        MMR         Southern
                                                        MMR           Hartford       Starr       Pro Forma      Pro Forma
                                     As Reported   Dispositions(a)   Acquisition   1st Q 1995   Adjustments    as Adjusted
                                    ------------- ----------------  -------------  ----------- ------------- --------------
Net revenues...................       $   18,288   $   (2,422)       $    4,408     $   2,692    $      -       $   22,966
Station operating expenses.....           11,026       (2,247)            3,276         1,863      (1,026)(b)       12,892
Depreciation & amortization....            1,750         (304)              538           327       1,764 (c)        4,261
                                                                                                      186 (d)
Corporate expenses.............            1,666            -                 -             -         240 (e)          240
                                                                                                   (1,666)(e)
Non-cash compensation charge...              281            -                 -             -           -              281
                                    ------------- ----------------  -------------  ----------- ------------- --------------
Operating income (loss)........            3,565          129               594           502         502            5,292
Interest expense, net..........            4,966            -                 -             -      (4,966)(f)            -

Other expense (income).........             (11)            -                 -             -          11 (f)            -
Income tax expense (benefit)...             (59)            -                 -             -          59 (f)            -
                                    ------------- ----------------  -------------  ----------- ------------- --------------
Income (loss) before extraordinary
item...........................       $  (1,331)   $      129        $      594     $     502    $  5,398       $    5,292
                                    ============= ================  =============  =========== ============= ==============

- -------------------

          (a) Reflects the elimination of the operations of stations, WRSF-FM sold on April 10, 1996 and the pending sales of KOLL-FM and WRXR-FM and WKBG-FM.

          (b) Reflects cost savings of $257,000, $257,000 and $1,026,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, anticipated with the MMR Hartford Acquisition, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to operating a cluster of stations in the Company's markets and the elimination of programming personnel due to automation and simulcasting. For a discussion of these anticipated cost savings see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (c) Reflects $441,000, $441,000 and $1,764,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, in amortization of intangible assets recorded in connection with the MMR Merger.

          (d) Amortization of $47,000, $47,000 and $186,000 for acquisition costs associated with the MMR Merger for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (e) To record incremental corporate overhead charges of $60,000, $60,000 and $240,000 associated with the MMR Merger for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively and to eliminate MMR's existing corporate overhead of $622,000, $220,000 and $1,666,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.

          (f) Elimination of a nonrecurring loss (income) of $2,042,000, ($1,000) and $11,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, interest expense of $1,437,000, $442,000 and $4,966,000 for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively, tax expense (benefit) of $2,000, $6,000 and ($59,000) for the three months ended March 31, 1996 and 1995 and year ended December 31, 1995, respectively.


Item 7.   Financing Statements, Pro Forma Financial Information and Exhibits

          (c)     Exhibits

          10.1 Amended and Restated Agreement dated June 19, 1996 by and between SFX Broadcasting, Inc. and R. Steven Hicks.

          10.2 Employment Agreement made as of June 24, 1996 between SFX Broadcasting, Inc. and Tom Benson.

          99.0    Press release dated June 20, 1996.

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                 SFX BROADCASTING, INC.



                                 By:  /s/ Robert F.X. Sillerman
                                    ---------------------------------------
                                     Name:  Robert F.X. Sillerman
                                     Title: President and
                                            Chief Executive Officer


Date:    June 21, 1996